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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 (333-94841) of our report dated March 15, 2000, relating to the financial statements and financial statement schedules, which appears in Cheniere Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
April 27, 2000
Houston, Texas